Exhibit 10.6

GOLDMAN SACHS PRIVATE CREDIT CORP.

MULTIPLE CLASS PLAN

November 11, 2025

This Multiple Class Plan (this “Plan”) is adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the “1940 Act”), by Goldman Sachs Private Credit Corp., a Delaware corporation (the “Fund”).

W I T N E S S E T H:

WHEREAS, the Fund is a closed-end management investment company that has elected to be regulated as a business development company;

WHEREAS, the Fund relies on exemptive relief from the Securities and Exchange Commission that permits it to issue multiple classes of shares, and one of the conditions of this relief is that the Fund must comply with the provisions of Rule 18f-3 under the 1940 Act as though such rule applied to business development companies;

WHEREAS, the shares of common stock of the Fund (the “Shares”) are divided into one or more separate classes;

WHEREAS, the Fund desires to adopt this Plan in order that the Fund may issue multiple classes of Shares (each, a “Class”); and

WHEREAS, the Board of Directors of the Fund (the “Board”, and each member, a “Director”), including a majority of the Directors who are not “interested persons” (as defined by the 1940 Act) of the Fund (the “Independent Directors”), in considering whether the Fund should adopt and implement this Plan, has evaluated such information and considered such pertinent factors as it deemed necessary to undertake an informed evaluation of this Plan and determination as to whether this Plan should be adopted and implemented, and has determined that the adoption and implementation of this Plan, including the expense allocation contemplated herein, are in the best interests of each Class individually, as well as the best interests of the Fund;

NOW THEREFORE, the Fund adopts this Plan pursuant to Rule 18f-3 under the 1940 Act, on the following terms and conditions:

1.
The effective date of this Plan (the “Effective Date”) shall be the date first set forth above.
2.
The Fund may issue Shares in one or more Classes, as set forth in Exhibit A, as may be amended from time to time. Shares so issued will have the rights and preferences set forth in the Fund’s Certificate of Incorporation and Bylaws (each as amended and/or restated from time to time), any applicable resolutions adopted by the Board from time to time, and the Fund’s then current confidential private placement memorandum (as amended, restated and/or supplemented from time to time, including by the information incorporated by reference therein, the “PPM”) relating to the Classes.

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3.
Shares issued in Classes will be issued subject to, and in accordance with, the terms of Rule 18f-3 under the 1940 Act, including, without limitation:
(a)
each Class will have a different arrangement for shareholder services or the distribution of Shares or both, and will pay all of the expenses of that arrangement, as set forth in Exhibit A;
(b)
each Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;
(c)
each Class may pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract of the Fund to the different investment performance of each Class;
(d)
each Class will have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;
(e)
each Class will have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class;
(f)
except as otherwise permitted under Rule 18f-3 under the 1940 Act, each Class will have the same rights and obligations as each other Class; and
(g)
Shares of one Class may be exchanged, including at the shareholder’s option, for Shares of another class of the Fund (an “intra-Fund exchange”), if and to the extent an applicable intra-Fund exchange privilege is disclosed in the Fund’s PPM as from time to time in effect and subject to the terms and conditions (including the imposition or waiver of any sales load, repurchase fee or early withdrawal charge) set forth in the PPM, provided that the shareholder requesting the intra-Fund exchange meets the eligibility requirements of the Class into which such shareholder seeks to exchange.
4.
Income, gain, loss and expenses not allocated to specific Classes shall be charged to the Fund and allocated to each Class in a manner consistent with Rule 18f-3(c)(1)(i).
5.
Nothing in this Plan will be deemed to require the Fund to take any action contrary to its Certificate of Incorporation or Bylaws, each as amended and/or restated from time to time, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of the responsibility for and control of the conduct of the affairs of the Fund.
6.
This Plan will continue in effect indefinitely unless terminated by a vote of the Board.
7.
This Plan may be amended at any time by the Board, provided that any material amendment of this Plan will be effective only upon approval by a vote of the Board, and a majority of the Independent Directors.
8.
This Plan will be construed in accordance with the internal laws of the State of Delaware and the applicable provisions of the 1940 Act.
9.
If any provision of this Plan is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Plan will not be affected thereby.

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[Remainder Intentionally Left Blank]

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EXHIBIT A

Classes as of November 11, 2025

Class	Shareholder Servicing and/or Distribution Fee (calculated per annum as a percent of the aggregate NAV as of the beginning of the first calendar day of each applicable month)
Class I Shares	N/A
Class S Shares	0.85%
Class D Shares	0.25%

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